Humphrey Hospitality Trust, Inc. Reports First Quarter 2003 Results

COLUMBIA, MD - (BUSINESS WIRE) - May 12, 2003 - Humphrey Hospitality Trust, Inc. (NASDAQ: HUMP), a self-advised real estate investment trust, today announced its results for the first quarter ended March 31, 2003.

Earnings per share ("EPS") represented a loss of $2.7 million, or $.22 per basic and diluted share, for the first quarter of 2003, compared to a loss of $1.9 million, or $.17 per basic and diluted share, for the same quarter last year. Funds from operations ("FFO") were $107,000, or $.01 per basic and diluted share for the quarter ended March 31, 2003, as compared to $611,000, or $.05 per basic and diluted share, reported for the same quarter in 2002.

The comparable, same-store average daily rate ("ADR") for the quarter ended March 31, 2003 improved by $1.02 (2.1%), to $48.82, while same-store occupancy fell 240 basis points, to 52.4%. Comparable, same-store revenue per available room ("RevPAR") for the first quarter 2003 was $25.59, down 2.3% relative to the same quarter 2002.

The reduction in first quarter 2003 earnings and FFO was driven substantially by the 2.3% decline in same-store RevPAR (approximately $301,000, or $.03 per basic and diluted share), as well as increases in certain same-store hotel operating costs. While the Company's sale of 10 hotels during 2002 contributed to lower hotel profit contribution ($315,000), a marked reduction in interest expense during the 2003 first quarter more than compensated for the sale of these hotel properties. The interest savings were attributed to the accelerated pay-off of long-term debt ($370,000), and a 50 basis point reduction in weighted average interest rates, to 6.91%, during the 2003 first quarter ($117,000).

Increased same-store operating expenses were noted in the cost categories of hotel labor ($141,000 or 3%), due principally to the expiration of a company-wide wage freeze in the third quarter of 2002; insurance ($126,000 or 43%), due to escalating premiums, loss retention limits, and deductibles; and utilities ($89,000 or 11%), resulting from the higher utilization of natural gas and electricity over an extended period of severe weather during the 2003 first quarter.

"Our third-party management company has successfully increased ADR without adversely compromising demand during the 2003 first quarter. While a reduction in occupancy had occurred during this period, we believe it was substantially due to a sharp fall-off in demand during periods of severe inclement weather in February 2003. The non-recurring nature of demand generators in certain markets has also contributed to reductions in comparable occupancy. We are very pleased that same-store RevPAR has been held to a 2.3% decline in an industry where substantially higher declines in RevPAR have become the norm", stated Randy Whittemore, the Company's President and CEO.

The net loss reported for the 2003 first quarter includes an impairment charge of $940,000 ($.08 per basic and diluted share) related to losses expected on the planned sale of the Company's Super 8 hotels in Plano, TX and Allentown, PA. An impairment charge was also recorded in the 2002 first quarter ($588,000 or $.05 per basic and diluted share) related to losses expected on the sale of the Company's Bedford, TX Super 8 hotel (subsequently sold in May 2002).

Hotel dispositions subsequently completed at the start of the Company's 2003 second quarter (Bullhead City, AZ - April 2003, and College Station, TX - May
2003) have resulted in gains on sale before any built-in gain taxes ("Gain on Sale") of $1.0 million, fully offsetting the impairment charges reported during the first quarter 2003. Additional Gain on Sale (approximately $851,000) is expected from the pending disposition of the Company's Grapevine, TX Super 8 hotel.

"We believe our strategy of culling non-core assets from our portfolio of hotels has been highly successful to date, and we plan to continue to execute on this strategy over the coming months. After consideration of the pending Grapevine hotel sale, our Company expects to realize a cumulative Gain on Sale of $640,000, from the sale of 15 hotels, since first announcing its disposition strategy in late 2001. Cash proceeds generated from closed and pending sales are expected to represent a cumulative $28.4 million reduction in long-term debt, and more importantly, our financial capacity to sustain business operations during any prolonged downturn in the lodging industry has improved substantially" said Mr. Whittemore.

The Company recently redeemed approximately 78,000 (21%) of the preferred operating partnership units (the "Preferred Units") it issued in the acquisition of five hotels in late 2000. While the Company borrowed $780,000 to fund the repurchase of the Preferred Units, at an interest rate of 5.75%, the interest payable on this new debt is well below the 11% preferred dividend otherwise payable to the Preferred Unit holders. As a result, the redemption of the Preferred Units will serve to increase taxable income allocable to common stock shareholders of the Company. As many as 102,000 (27%) additional Preferred Units are to be redeemed in June 2003, and the Company has agreed to redeem substantially all of the remaining Preferred Units at any time, at the option of the Preferred Unit holders.

"We are guardedly optimistic that with the end of the Iraq war, and an improving U.S. economy, we are close to turning the corner for improved hotel operating conditions. However, as a result of continued volatility in lodging demand at this time, we will further defer any announcement regarding dividends until a more certain conclusion can be made about our earnings potential for the year 2003" concluded Mr. Whittemore.

Humphrey Hospitality Trust, Inc. specializes in limited-service lodging. The Company owns 79 hotels in 18 mid-western and eastern states.

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company's filings with the Securities and Exchange Commission.

CONTACT: Humphrey Hospitality Trust, Inc.
Michael Schurer, 443/259-4924

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
The following table sets forth the Company's unaudited results of operations for the three-month periods ended March 31, 2003 and 2002, respectively.

(In thousands, except per share data)
                                                                    Three Months Ended March 31,
                                                                     2003                 2002
                                                               ------------------   ---------------
Revenues
Room rentals and other hotel services                           $          12,517    $       13,686
Other                                                                          44                43
                                                               ------------------   ---------------
                                                                           12,561            13,729
                                                               ------------------   ---------------

Expenses
Hotel and property operations                                              10,249            10,551
Interest                                                                    1,697             2,116
Depreciation                                                                1,798             1,723
General and administrative                                                    536               624
                                                               ------------------   ---------------
                                                                           14,280            15,014
                                                               ------------------   ---------------

LOSS FROM CONTINUING OPERATIONS BEFORE
  NET GAINS (LOSSES) ON DISPOSITIONS OF ASSETS
  AND PROVISION FOR IMPAIRMENT LOSS
  AND MINORITY INTEREST                                                    (1,719)           (1,285)

Net gains (losses) on dispositions of assets and
  provision for impairment loss                                              (586)             (595)
Minority interest                                                             (79)               59
                                                               ------------------   ---------------
LOSS FROM CONTINUING OPERATIONS                                            (2,384)           (1,821)

Discontinued operations                                                      (281)              (81)
                                                               ------------------   ---------------
NET LOSS                                                        $          (2,665)   $       (1,902)
                                                               ==================   ===============

NET LOSS PER SHARE - BASIC AND DILUTED:
Continuing operations                                           $           (0.20)   $        (0.16)
Discontinued operations                                         $           (0.02)   $        (0.01)
                                                               ------------------   ---------------
Net loss                                                        $           (0.22)   $        (0.17)
                                                               ==================   ===============

Unaudited - In thousands, except per share data
and statistical data:
                                                        Three Months Ended March 31,
                                                          2003                2002
                                                     ----------------    ----------------
Average daily room rate (ADR)                         $         48.82     $         47.82
Revenue per available room (RevPAR)                   $         25.59     $         26.03
Occupancy percentage                                             52.4%               54.4%


Reconciliation of Net loss to FFO
---------------------------------
Net loss                                              $        (2,665)    $        (1,902)
Depreciation                                                    1,832               1,918
Loss on disposition of assets                                       -                   7
Provision for impairment loss                                     940                 588
                                                     ----------------    ----------------
FFO (1)                                               $           107     $           611
                                                     ================    ================

FFO per share - basic                                 $          0.01     $          0.05
                                                     ================    ================
FFO per share - diluted                               $          0.01     $          0.05
                                                     ================    ================

(1) The Company also uses Funds From Operations (FFO) in addition to net earnings to report its operating results. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes over time as reflected through depreciation and amortization expenses. The
Company believes that the value of real estate assets does not diminish predictably over time, as historical cost accounting implies, and instead fluctuates due to market and other conditions. Accordingly, the Company believes
FFO provides investors with useful information about the Company's operating performance because it excludes depreciation and amortization expenses. In addition, FFO was created and is used by the real estate industry as a standard.
However, it should not be considered an alternative to accounting principles generally accepted in the United States. We calculate FFO for all periods consistent with the National Association of Real Estate Investment Trusts, Inc.
definition from their White Paper issued in April 2002. Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc.
("NAREIT") as net earnings (computed in accordance with accounting principles generally accepted in the United States of America), excluding cumulative effects of changes in accounting principles, extraordinary items and gains or losses on sales of properties, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States of America. FFO is not indicative that cash flows are adequate to fund all cash needs and should not be considered as an alternative to cash flows as a measure of liquidity. The
Company's FFO may not be comparable to the FFO of other REIT's because they may not use the current NAREIT definition or they may interpret the definition differently.

         The following table sets forth the operating results of the Company's hotel properties on a same-store basis for the three months ended March 31, 2003. During 2002 the Company sold 10 hotels (the "Sold Hotels"). Same-store basis presentation reflects the revenues and expenses of the Company's 81 hotels that were consistently in operation over the 15-month period ended March 31, 2003, which excludes the operations of the Sold Hotels.

         This presentation includes non-GAAP financial measures. Statement of Financial Accounting Standards No. 144 ("SFAS 144") requires the Company to report the operations of all properties disposed of subsequent to January 1, 2002 (excluding properties that were classified as held for sale at December 31, 2001) separately as discontinued operations for all periods presented. The following information is not presented in accordance with SFAS 144 as the results of all of the Sold Hotels, not just the eight to which SFAS 144 applies, are excluded. The Company believes that the presentation of hotel property operating results on a same-store basis is helpful to investors, and represents a more useful description of its core operations, as it better communicates the comparability of its hotels' results.

Unaudited - In thousands, except statistical data:
                                                                                  Three Months Ended March 31,
                                                                                      2003           2002
                                                                                   -----------   -----------
Same store average daily room rate (ADR)                                            $    48.82    $    47.80
Same store revenue per available room (RevPAR)                                      $    25.59    $    26.20
Same store occupancy percentage                                                           52.4%         54.8%


Reconciliation of revenue from room rentals and other hotel services
--------------------------------------------------------------------
  to revenue from same store room rentals
  ---------------------------------------
Room rentals and other hotel services from continuing operations                    $   12,517    $   13,686
Room rentals and other hotel services reported as discontinued operations                  485         1,500
                                                                                   -----------   -----------
                                                                                        13,002        15,186


Room rentals and other hotel services - assets sold in 2002                                  -        (1,790)
                                                                                   -----------   -----------
Same store revenue from room rentals and other hotel services                       $   13,002      $ 13,396
                                                                                   ===========   ===========


Same store revenue from room rentals and other hotel services consists of:
    Room rental revenue                                                             $   12,617    $   12,922
    Telephone revenue                                                                       81           126
    Other hotel service revenues                                                           304           348
                                                                                   -----------   -----------
Same store revenue from room rentals and other hotel services                       $   13,002    $   13,396
                                                                                   ===========   ===========


Reconciliation of expenses from hotel and property operations
-------------------------------------------------------------
  to same store hotel operating expenses
  --------------------------------------
Hotel and property operations expense                                               $   10,249    $   10,551
Hotel and property operations expense reported as discontinued operations                  342         1,247
                                                                                   -----------   -----------
                                                                                        10,591        11,798

TRS  corporate  level costs  excluded  from first  quarter  2002 hotel and
property operations (1)                                                                   (113)            -
                                                                                   -----------   -----------
                                                                                        10,478        11,798


Hotel and property operations expense - assets sold in 2002                                  -        (1,476)
                                                                                   -----------   -----------
Same store hotel and property operations expense                                    $   10,478    $   10,322
                                                                                   ===========   ===========

Property Operating Income ("POI") (Same store revenue from room rentals and other hotel services less Same store hotel and property
  operations expense) (3)                                                           $    2,524    $    3,074
                                                                                   ===========   ===========
POI as a percentage of same store revenue from room rentals
  and other hotel services ("POI Margin") (2)                                             19.4%         22.9%
                                                                                   ===========   ===========

(1) Represents costs that were reported as general and administrative costs in 2002.

(2) The Company believes POI Margin is useful to investors seeking to determine the operating efficiency of the Company's comparable hotel properties at March 31, 2003.

(3)  Reconciliation of Net loss to POI:

                                                                               Three Months Ended March 31,
                                                                                  2003             2002
                                                                             ------------------------------
Net loss                                                                      $     (2,665)   $     (1,902)
Depreciation                                                                         1,832           1,918
Loss on disposition of assets                                                            -               7
Provision for impairment loss                                                          940             588
Interest expense                                                                     1,733           2,255
Minority interest                                                                       79             (59)
General and Administrative expense                                                     536             624
TRS corporate level costs excluded from first quarter 2002
hotel and property operations (1)                                                      113               -
Other revenues                                                                         (44)            (43)
Room rentals and other hotel services - assets sold in 2002                              -          (1,790)
Hotel and property operations expense - assets sold in 2002                              -           1,476
                                                                             ------------------------------
POI                                                                           $      2,524    $      3,074
                                                                             ==============================
